Exhibit 99.1

CYTODYN SUBMITS PHASE 3 PROTOCOL TO FDA

AFTER AGREEMENT ON PROTOCOL SYNOPSIS

Six months of monotherapy with PRO 140 has been effective for HIV patients in Phase 2b study

— Conference call scheduled for May 5 at 1:00 p.m. PT / 4:00 p.m. ET —

Vancouver, Washington – May 4, 2015 – CytoDyn Inc. (OTC.QB: CYDY), a biotechnology company focused on the development of new therapies for combating human immunodeficiency virus (HIV) infection, today announced that it has reached an agreement with the FDA on the Company’s previously submitted Phase 3 protocol synopsis for PRO 140, the Company’s novel self-injectable antibody for the treatment of HIV, and submitted the full Phase 3 protocol to the FDA today. The Company’s Phase 3 protocol provides for a 25-week study with 300 HIV patients, which could start as early as 30 days after submission.

The Company believes that upon successful completion of this Phase 3 study, CytoDyn will have the opportunity to seek accelerated approval for PRO 140 based on previously FDA granted fast-track candidate designation. Additionally, CytoDyn may apply for a breakthrough designation for PRO 140, as the first self-injectable antibody for HIV therapy.

The Company’s recently completed Phase 2b treatment substitution trial demonstrated that 98% of all patients treated with PRO 140 successfully passed four weeks of monotherapy without virologic failure. CytoDyn then offered 14 patients the option to continue in an extension study, and all 14 patients successfully passed six months of monotherapy without experiencing virologic failure, with some study patients now reaching eight months of successful monotherapy.

Management will hold an investment community conference call on Tuesday, May 5, 2015, at 1:00 p.m. PT to discuss the Company’s future plans for PRO 140 (see details for the call below).

The Company’s first Phase 3 study is designed to allow PRO 140 as a component of a HAART regimen for treatment experienced patients. HAART is the current standard of medical care for individuals with HIV. Management believes the market size for a HAART therapy, which includes the PRO 140 antibody, along with other PRO 140 indications, could exceed a billion dollars. CytoDyn believes that its PRO 140 antibody has compelling advantages over Maraviroc, the only other CCR5 antagonist for HIV therapy. These advantages include less toxicity, fewer side effects and once-a-week versus daily administration which together may improve patient compliance.

The FDA is in agreement with CytoDyn’s proposed regulatory path for the first approval for PRO 140 and the Company plans to request a meeting with the FDA to discuss potential additional indications for HIV therapy following the submission of the “top-line report” of the recently completed Phase 2b treatment substitution study.

Dr. Nader Pourhassan, President and CEO, commented: “CytoDyn is proud to have developed the first self-injectable antibody for the treatment of HIV by reaching this substantial Phase 3 milestone on the path to approval. The FDA has been helpful in guiding us to define the preferred regulatory path for our first approval and we plan to explore a label-expansion path with the FDA shortly after this study starts.” Dr. Pourhassan added: “Only about 20% of the HIV population in the U.S. have a completely suppressed viral load. The rate of transmission of HIV increases by over 99% when the viral load is not suppressed. PRO 140 has been recognized by the NIH and FDA as a product that can potentially address the challenges faced by patients suffering from HIV. We believe the FDA’s prior designation of PRO 140 as a candidate for fast track approval speaks volumes about its potential. We are very pleased to have advanced PRO 140’s development into a Phase 3 trial in just a few short years and are optimistic about its future to improve the lives of HIV-positive people.”

Conference Call and Webcast Instructions

CytoDyn’s management team will host a conference call and live audio webcast on Tuesday, May 5, 2015 at 1:00 p.m. PT / 4:00 p.m. ET.

Interested participants and investors may access this conference call by dialing 877-407-2986 (U.S./Canada) or 201-378-4916 (international).

A live audio webcast may also be accessed via the Investors section of CytoDyn’s corporate web site at www.cytodyn.com, and will be archived for 30 days. Web participants are encouraged to go to the web site 15 minutes prior to the start of the call to register, download and install any necessary software.

A replay of the conference call will be available until June 5, 2015. To access the replay, interested parties may dial 877-660-6853 (U.S./Canada) or 201-612-7415 (International); Conference ID: 13578723.

About CytoDyn

CytoDyn is a biotechnology company focused on the clinical development and potential commercialization of humanized monoclonal antibodies for the treatment and prevention of Human Immunodeficiency Virus (HIV) infection. The Company has one of the leading monoclonal antibodies under development for HIV infection, PRO 140, which has finished Phase 2 clinical trials with demonstrated antiviral activity in man. PRO 140 blocks the HIV co-receptor CCR5 on T-cells which prevents viral entry. Clinical trial results thus far indicate that PRO 140 does not negatively affect the normal immune functions that are mediated by CCR5. Results from six Phase 1 and Phase 2 human clinical trials have shown that PRO 140 can significantly reduce viral burden in people infected with HIV. A recent Phase 2b clinical trial has shown that PRO 140 can prevent viral escape in patients during several weeks of interruption from conventional drug therapy. CytoDyn intends to continue to develop PRO 140 as a therapeutic anti-viral agent in persons infected with HIV. For more information on the Company please visit www.cytodyn.com.

About PRO 140

PRO 140 belongs to a new class of HIV/AIDS therapeutics — viral-entry inhibitors — that are intended to protect healthy cells from viral infection. PRO 140 is a fully humanized IgG4 monoclonal antibody directed against CCR5, a molecular portal that HIV uses to enter T-cells. PRO 140 blocks the predominant HIV (R5) subtype entry into T-cells by masking this required co-receptor, CCR5. Importantly PRO 140 does not appear to interfere with the normal function of CCR5 in mediating immune responses. PRO 140 has been the subject of seven clinical trials, each demonstrating efficacy by significantly reducing or controlling HIV viral load in human test subjects. PRO 140 has been designated a “fast track” product candidate by the FDA. The PRO 140 antibody appears to be a powerful antiviral agent leading to potentially fewer side effects and less frequent dosing requirements as compared to daily drug therapies currently in use.

Forward-Looking Statements

This press release includes forward-looking statements and forward-looking information within the meaning of United States securities laws, including statements regarding the Company’s Phase 3 study and its completion. These statements and information represent CytoDyn’s intentions, plans, expectations, and beliefs and are subject to risks, uncertainties and other factors, many beyond CytoDyn’s control. These factors could cause actual results to differ materially from such forward-looking statements or information. The words “believe,” “estimate,” “expect,” “intend,” “attempt,” “anticipate,” “foresee,” “plan,” and similar expressions and variations thereof identify certain of such forward-looking statements or forward-looking information, which speak only as of the date on which they are made.

CytoDyn disclaims any intention or obligation to publicly update or revise any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements or forward-looking information. While it is impossible to identify or predict all such matters, these differences may result from, among other things, the inherent uncertainty of the timing and success of and expense associated with research, development, regulatory approval, and commercialization of CytoDyn’s products and product candidates, including the risks that clinical trials will not commence or proceed as planned; products appearing promising in early trials will not demonstrate efficacy or safety in larger-scale trials; future clinical trial data on CytoDyn’s products and product candidates will be unfavorable; funding for additional clinical trials may not be available; CytoDyn’s products may not receive marketing approval from regulators or, if approved, may fail to gain sufficient market acceptance to justify development and commercialization costs; competing products currently on the market or in development may reduce the commercial potential of CytoDyn’s products; CytoDyn, its collaborators or others may identify side effects after the product is on the market; or efficacy or safety concerns regarding marketed products, whether or not scientifically justified, may lead to product recalls, withdrawals of marketing approval, reformulation of the product, additional pre-clinical testing or clinical trials, changes in labeling of the product, the need for additional marketing applications, or other adverse events.

CytoDyn is also subject to additional risks and uncertainties, including risks associated with the actions of its corporate, academic, and other collaborators and government regulatory agencies; risks from market forces and trends; potential product liability; intellectual property litigation; environmental and other risks; and risks that current and pending patent protection for its products may be invalid, unenforceable, or challenged or fail to provide adequate market exclusivity. There are also substantial risks arising out of CytoDyn’s need to raise additional capital to develop its products and satisfy its financial obligations; the highly regulated nature of its business, including government cost-containment initiatives and restrictions on third-party payments for its products; the highly competitive nature of its industry; and other factors set forth in CytoDyn’s Annual Report on Form 10-K for the fiscal year ended May 31, 2014 and other reports filed with the U.S. Securities and Exchange Commission.

CONTACT:

Investor Relations:

Wolfe Axelrod Weinberger Associates, LLC

Contact: Robert Schatz, Managing Director

Office: 212-370-4500

E-mail: Rob@wolfeaxelrod.com

Media:

Dr. Nader Pourhassan

Office: 360-980-8524

E-mail: npourhassan@cytodyn.com